UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      November 14, 2007

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page
Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing	3

Item 9.01 — Financial Statements and Exhibits	3

Signatures	4

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On November 14, 2007, Bank of Granite Corporation (the “Company”) received a NASDAQ Staff Determination notice stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its quarterly report on Form 10-Q for the quarter ended September 30, 2007. The Company’s securities are subject to delisting from the NASDAQ Global Select Market as a result of the Company’s failure to file such quarterly report. The Company will request a hearing before a NASDAQ Listing Qualifications Panel and intends to promptly take all necessary actions to regain compliance with the NASDAQ requirements by filing its Form 10-Q as soon as reasonably practicable. A copy of the news release issued on November 16, 2007, announcing the Company’s receipt of this notice, is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits
99.1      News Release issued on November 16, 2007

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

November 16, 2007	By:	/s/ Kirby A. Tyndall

Kirby A. Tyndall Secretary, Treasurer and Chief Financial Officer

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